Exhibit 1.1

ORPHAZYME A/S

$50,000,000

AMERICAN DEPOSITARY SHARES

EACH REPRESENTING ONE ORDINARY SHARE

SALES AGREEMENT

November 4, 2021

Cowen and Company, LLC

599 Lexington Avenue

New York, NY 10022

Ladies and Gentlemen:

Orphazyme A/S, a public limited liability company (Aktieselskab) organized and existing under the laws of the Kingdom of Denmark (the “Company”), confirms its agreement (this “Agreement”) with Cowen and Company, LLC (“Cowen”), as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through or to Cowen, acting as agent or principal, American Depositary Shares of the Company (“ADSs”) each representing one (1) fully paid ordinary share, nominal value DKK 1 per share (the “Ordinary Shares”) and such Ordinary Shares underling such ADSs (the “Underlying Shares”) to be issued by the Company at the then prevailing market price as determined by the board of directors of the Company (the “Board”), with such ADSs having an aggregate offering price of up to $50,000,000 (the “Maximum Amount”). The number of Underlying Shares to be issued and ADSs to be sold shall at all times be within the limit of the Board authorization to issue new shares at or above market price as adopted by the general meeting of the shareholders (the “General Meeting”) from time to time with due regard to any obligations for the Company to issue shares, e.g. as part of ongoing incentive plans. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number or dollar amount of ADSs issued and sold under this Agreement shall be the sole responsibility of the Company, and Cowen shall have no obligation in connection with such compliance. The issuance and sale of ADSs through or to Cowen will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement (as defined below) to issue the ADSs. The Underlying Shares will be deposited pursuant to the terms of a deposit agreement (the “Deposit Agreement”), dated as of September 28, 2020, by and among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and holders and beneficial holders from time to time of the ADSs. Upon deposit of any Ordinary Shares, the Depositary will issue ADSs representing the Ordinary Shares so deposited, which ADSs may be evidenced by American Depositary Receipts (“ADRs”) registered in book-entry form on the Direct Registration System

(“DRS”) administered by the Depository Trust Company (“DTC”). Unless the context otherwise requires, references to the “ADSs” shall be deemed to include the ADRs evidencing the same and the Underlying Shares represented thereby. The Underlying Shares and the ADSs are herein collectively referred to as the “Securities.”

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form F-3 (File No. 333-260283), including a base prospectus, relating to certain securities, including the Ordinary Shares (including the ADSs representing the Ordinary Shares), to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company has furnished to Cowen, for use by Cowen, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, as amended, when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, or any subsequent registration statement on Form F-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company with respect to the Securities is herein called the “Registration Statement.” The Company has filed with the Commission a registration statement on Form F-6 (No. 333-248669) covering the registration of the ADSs under the Securities Act. Such registration statement relating to the ADSs, including any amendment thereto and the exhibits thereto, at the time it became effective, is herein called the “ADS Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the Securities that (i) is consented to by Cowen, hereinafter referred to as a “Permitted Free Writing Prospectus,” (ii) is required to be filed with the Commission by the Company or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the ADS Registration Statement or the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the ADS Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the ADS Registration Statement or the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval system or any successor thereto (“EDGAR”).

2. Placements. Each time that the Company wishes to issue and sell the Securities hereunder through or to Cowen, acting as agent or principal (each, a “Placement”), it will notify Cowen by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Securities to be sold (the “Placement Shares”), which shall at a minimum include the number of Placement Shares or dollar amount of Placement Shares to be sold, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made , and any limitations or conditions required by Danish law and/or set forth in the corporate authorization of the Company, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from Cowen set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt by Cowen unless and until (i) in accordance with the notice requirements set forth in Section 4, Cowen declines to accept the terms contained therein for any reason, in its sole discretion, which declination must occur within two (2) Business Days of the receipt of the Placement Notice, (ii) the entire amount of the Placement Shares under the Placement Notice have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding or amending those on the earlier dated Placement Notice, (v) the period specified in the Placement Notice has expired or (vi) this Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to Cowen in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor Cowen will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to Cowen and Cowen does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will prevail.

3. Sale of Placement Shares by Cowen. Subject to the terms and conditions herein set forth, upon the Company’s delivery of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Cowen, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Global Select Market (“Nasdaq”) to sell such Placement Shares up to the number and amount specified at or above the minimum price specified, and otherwise in accordance with the terms of such Placement Notice. Cowen will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of the Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the volume-weighted average price of the Placement Shares sold, and the Gross Proceeds (as defined below) payable to the Company. In the event the Company engages Cowen for a sale of Placement Shares that would constitute a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act (a “Block Sale”), the Company will provide Cowen, at Cowen’s reasonable request and upon reasonable advance notice to the Company, on or prior to the Settlement Date (as defined below), the opinions of counsel, accountant’s letter and officers’ certificates set forth in Section 8 hereof, each dated the Settlement Date, and such other documents and information as Cowen shall reasonably request. Cowen may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act, including without limitation sales made on or through Nasdaq, or on any other existing trading market for the ADSs. Cowen shall not purchase Placement Shares for its own account as principal unless expressly authorized to do so by the Company in a Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that Cowen will be successful in selling Placement Shares, and (ii) Cowen will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by Cowen to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which the Company’s ADSs are purchased and sold on the principal market on which the ADSs are listed or quoted.

Notwithstanding any other provision of this Agreement and subject to compliance with applicable law, including the ban on insider trading under Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse, including any regulations made pursuant thereto (the “Market Abuse Regulation”), the Company shall not offer or sell, or request the offer or sale, of any Placement Shares pursuant to this Agreement and, upon the Company’s notice to Cowen given by telephone (confirmed promptly by email), any active instructions for the offer or sale of any Placement Shares shall automatically lapse and be cancelled in respect of any offers or sale of Placement Shares which have not yet been matched as a sale in the market, and Cowen shall not offer or sell any Placement Shares, (i) during any period in which the Company is, or would reasonably be deemed to be, in possession of material non-public information or inside information, (ii) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that the Company files a Report on Form 6-K, an Annual Report on Form 20-F, a Current Report on Form 8-K or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or (iii) during a closed period as defined in the Market Abuse Regulation. For the avoidance of doubt, Placement Shares sold prior to the Company’s notice to Cowen that material non-public information or inside information has come into existence shall be settled and delivered.

4. Suspension of Sales.

(a) The Company or Cowen may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any proposed sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. While a suspension is in effect any obligation under section 7(m), 7(n), 7(o) and 7(p) with respect to delivery of certificates, opinion, or comfort letters to Cowen, shall be waived. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such schedule may be amended from time to time.

(b) If either Cowen or the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Placement Shares, it shall promptly notify the other party, and Cowen or the Company may, at its sole discretion, suspend sales of the Placement Shares under this Agreement.

(c) The Registration Statement was declared effective on October 22, 2021. Notwithstanding any other provision of this Agreement, during any period in which the Registration Statement, or the ADS Registration Statement, as applicable, is no longer effective under the Securities Act, the Company shall promptly notify Cowen, the Company shall not request the sale of any Placement Shares, and Cowen shall not be obligated to sell or offer to sell any Placement Shares.

5. Settlement.

(a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date” and the first such settlement date, the “First Delivery Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Gross Proceeds”) will be equal to the aggregate sales price received by Cowen at which such Placement Shares were sold. Payment for the Placement Shares and Cowen’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof shall be made in accordance with Schedule 4 hereto, and the Company’s obligation to deliver the Securities and to pay the amount of any discount, commission or other compensation to Cowen in connection with the sale of the Placement Shares shall follow the steps to be taken in accordance with, and strictly at the times set forth in, Schedule 4. The Company agrees and acknowledges that if the Settlement Date does not occur and the Securities are not to be delivered, including if Cowen terminates this Agreement in accordance with the terms herein, the Company shall (1) promptly return to Cowen the amounts prefunded by Cowen, if any, in accordance with Schedule 4 and (2) have no legal or equitable claim with respect to any such funds, which shall remain the property of Cowen, provided that the Securities are not to be delivered.

(b) Delivery of Placement Shares. On or before each Settlement Date, delivery for the Securities shall be made in accordance with Schedule 4 hereto and the Company will, or will cause the Depositary or its transfer agent (if applicable) to, electronically transfer the Placement Shares being sold by crediting Cowen’s or its designee’s account (provided Cowen shall have given the Company reasonable advance written notice of such designee prior to the Settlement Date) at The Depository Trust Company (the “DTC”) through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradeable, transferable, registered ADSs in good deliverable form. For each Settlement Date, Cowen will deliver the related Gross Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date in accordance with Schedule 4 hereto. The Company agrees that if the Company, or the Depositary or its transfer agent (if applicable) on behalf of the Company, defaults in its obligation to deliver duly authorized Placement Shares on a Settlement Date through no fault of Cowen, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution) hereto, it will (i) hold Cowen harmless against any loss, claim, damage, or expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to Cowen (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

6. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, Cowen that as of (i) the date of this Agreement, (ii) each Time of Sale (as defined below), (iii) each Settlement Date, (iv) each Representation Date (as defined in Section 7(m)), (v) each date on which a Placement Notice is given and (vi) any date on which Placement Shares are sold hereunder:

(a) Compliance with Registration Requirements. Each of the Registration Statement and the ADS Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. The Company meets the requirements for use of Form F-3 under the Securities Act. The sale of the Placement Shares hereunder meets the requirements or General Instruction I.B.1 of Form F-3. The Company has complied with each request (if any) from the Commission for additional information. No stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or any post-effective amendment thereto has been issued under the Securities Act and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission. Each of the Registration Statement and the ADS Registration Statement and any post-effective amendment thereto, at the time it was filed and became effective, complied and will comply in all material respects with the requirements of the Securities Act. Each of the Prospectus, Prospectus Supplement and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act. Each Prospectus and Prospectus Supplement delivered to Cowen for use in connection with this offering of the Securities was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the ADS Registration Statement, the Prospectus and the Prospectus Supplement, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act.

Neither any Placement pursuant to this Agreement nor the listing of the Underlying Shares will trigger a requirement to publish a prospectus pursuant to the Regulation (EU) 2017/1129 of 14 June 2017 or a prospectus to be published when the Placement Shares are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC, including delegated acts and amendments hereto.

(b) Accurate Disclosure. None of the Registration Statement, the ADS Registration, any Rule 462(b) Registration Statement or the Prospectus or, in each case, any amendments or supplements thereto, at its effective time and as of each Representation Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), or at each Representation Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the ADS Registration Statement, the Prospectus and the Prospectus Supplement, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the ADS Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by Cowen expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the Agent’s Information (as defined in Section 9(a)). As used herein, “Time of Sale” means with respect to each offering of Placement Shares pursuant to this Agreement, the time of Cowen’s initial entry into contracts with purchasers for the sale of such Placement Shares.

(c) Danish Disclosure. The Company has made public all information required to be made public by the Market Abuse Regulation and the Consolidated Act no. 1767 of 27 November 2020 on capital markets, including any regulations made pursuant thereto and the rules and regulations of Nasdaq Copenhagen A/S (the “Nasdaq Copenhagen”) and the Company has not (other than with respect to the offering of the Securities) delayed disclosure of inside information.

(d) Permitted Free Writing Prospectus. No Permitted Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or the Prospectus Supplement, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(e) Offering Materials Furnished to Cowen. The Company has delivered to Cowen one complete copy of the Registration Statement and a copy of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as Cowen has reasonably requested. The Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (to the extent any such Permitted Free Writing Prospectus was required to be filed with the Commission) delivered to Cowen for use in connection with the public offering of the Placement Shares contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(f) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(g) Emerging Growth Company. From the time of the initial filing of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). The Company agrees to notify Cowen promptly upon the Company ceasing to be an Emerging Growth Company.

(h) Not an Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Placement Shares and at the date hereof, the Company was not and currently is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company agrees to notify Cowen promptly upon the Company becoming an “ineligible issuer.”

(i) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the completion of Cowen’s distribution of the Placement Shares, any offering material in connection with the offering and sale of the Placement Shares other than the Prospectus or the Registration Statement.

(j) The Sales Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(k) Authorization of the Underlying Shares and Placement Shares. The Ordinary Shares are admitted to trading and official listing on Nasdaq Copenhagen. The issuance of the Underlying Shares comprised by any Placement Notice issued by the Company have been or will be duly authorized by the Board pursuant to an authorization under the Company’s Articles of Association and any other necessary authorizations in connection with the issuance and sale of the Underlying Shares relating to any Placement Shares comprised by any Placement Notice, including authorizing the execution and performance of this Agreement, has been or will be passed by the Board. The Underlying Shares relating to any Placement Shares comprised by any Placement Notice will (i) upon subscription and payment in full, issuance and registration with the Danish Business Authority and (ii) upon registration with VP Securities A/S in the permanent ISIN code (DK0060910917) constitute valid, fully paid and non-assessable shares that are freely transferable, without the need to obtain any approval or authorization in connection therewith, under the Company’s Articles of Association and there are vis-à-vis the Company no other restrictions in the articles of association of the Company on subsequent transfers of the Underlying Shares relating to any Placement Shares comprised by any Placement Notice or on the voting rights of the Underlying Shares relating to any Placement Shares comprised by any Placement Notice by Cowen; and the issuance of the Underlying Shares relating to the Placement Shares is not pursuant to the articles of association of the Company or Consolidated Act no. 763 of 23 July 2019, as amended, on public and private limited companies (in Danish “Bekendtgørelse af lov om aktie- og anpartsselskaber (selskabsloven)”) (the “Companies Act”) subject to the preemptive rights of any securityholder of the Company. The Underlying Shares relating to any Placement Shares comprised by any Placement Notice will once registered with the Danish Business Authority and VP Securities A/S and upon admission to trading and official listing on Nasdaq Copenhagen conform in all material respects to all statements relating to the Ordinary Shares contained in the Registration Statement and the Prospectus, and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Underlying Shares will be subject to personal liability solely by reason of being such a holder.

(l) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Upon the issuance by the Depositary of the ADSs against the deposit of the Underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued, and the persons in whose names the ADSs are registered will be entitled to the rights specified in any ADRs evidencing the same and in the Deposit Agreement; the deposit of the Underlying Shares with the Depositary and the issuance of the ADSs in respect thereof and any ADRs evidencing the same as contemplated by this Agreement and the Deposit Agreement is not subject to the preemptive or other similar rights of any securityholder of the Company; and the Deposit Agreement and the ADSs conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

(m) No Applicable Registration or Other Similar Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement.

(n) No Material Adverse Change. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company.

(o) Independent Accountants. EY Godkendt Revisionspartnerselskab, who certified the financial statements included in the Registration Statement and the Prospectus are independent public accountants with respect to the Company as required by the Securities act and the Exchange Act and the Public Company Accounting Oversight Board.

(p) Preparation of the Financial Statements. The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board or U.S. GAAP, as applicable, and except, in the case of unaudited financial statements, subject to normal year-end adjustments and the exclusion of certain footnotes as permitted by the applicable rules of the Commission, applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in or incorporated by reference in the Registration Statement and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus under the Securities Act or the Exchange Act. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(q) Good Standing of the Company. The Company has been duly incorporated and is validly existing under the laws of the Kingdom of Denmark as a public limited liability company (Aktieselskab) and is registered as “normal” with the Danish Central Business Authority under the CVR number 32266355. The Company has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required (or such equivalent concept to the extent it exists under the laws of such jurisdiction), whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(r) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “subsidiary” and, collectively, the “subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has full corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change. Except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding share capital of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The only subsidiaries of the Company are (A) the subsidiaries listed as an exhibit to the Company’s most recent Annual Report on Form 20-F and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(s) Share Capital Matters. The outstanding shares of share capital of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of share capital of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company. The description of the Company’s share based incentive plans or similar arrangements, and the options or other rights granted thereunder, incorporated by reference in the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(t) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, articles of association, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change. The execution, delivery and performance of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein or therein and in the Registration Statement and the Prospectus (including the issuance and sale of the Placement Shares, the deposit with the Depositary of the Underlying Shares and the use of the proceeds from the sale of the Placement Shares as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been or will be duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change), nor will such action result in (x) any violation of the provisions of the charter, articles of association, by-laws or similar organizational document of the Company or any of its subsidiaries or (y) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity or the rules and regulations of Nasdaq Copenhagen, except with respect to clause (y), such violations as would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Change. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(u) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers, collaborators or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Change.

(v) No Material Actions or Proceedings. Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity (including, without limitation, the U.S. Food and Drug Administration (the “FDA”), the European Medicines Agency (the “EMA”) or the Danish Financial Supervisory Authority (Finanstilsynet) (the “Danish FSA”)) now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change, or which would reasonably be expected to, singly or in the aggregate, materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement, the Deposit Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental actions, suits, inquiries, investigations or proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(w) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder or under the Deposit Agreement, in connection with the offering, issuance or sale of the Placement Shares hereunder, the issuance and deposit with the Depositary of the Underlying Shares or the consummation of the transactions contemplated by this Agreement, except (A) registration of the Underlying Shares with the Danish Business Authority and VP Securities A/S, (B) Nasdaq Copenhagen approving the admission to trading and listing of the Underlying Shares on Nasdaq

Copenhagen, and (C) such as have been already obtained or as may be required under the Securities Act, the rules of Nasdaq, state securities laws or the rules of the Financial Industry Regulatory Authority (“FINRA”) and (D) those which the failure to obtain would not, singly or in the aggregate, materially impair the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby. Without limitation, the Company has not, directly or indirectly, without giving effect to activities by Cowen, caused the Placement Shares to be, and will not cause them to be, the subject of an offer to the public in Denmark (or in any other European Union member state for the purposes of Danish law or regulations of the European Union and no invitation or inducement to acquire them has been or will be made by the Company, directly or indirectly, without giving effect to activities of Cowen, which would be prohibited by Danish law or regulations of the European Union.

(x) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement which have not been so described in all material respects and filed or incorporated by reference as required.

(y) Possession of Licenses and Permits. The Company and its subsidiaries have made all filings, applications and submissions required by, and possess such permits, licenses, approvals, clearances, certificates, consents, exemptions, marks, notifications, orders and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them (including, without limitation, all such permits, licenses, approvals, clearances, certificates, consents, exemptions and other authorizations required by the FDA, the EMA, or any other federal, state, local or foreign agencies or bodies engaged in the regulation of clinical trials or activities related to the business now operated by the Company and its subsidiaries), except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company and/or its subsidiaries are the sole exclusive owners of all Governmental Licenses and all products are manufactured, promoted, and marketed in accordance with the specifications and standards contained in such Governmental Licenses, except where such failures would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation, limitation, cancellation, suspension, modification or non-renewal of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

(z) Title to Property. The Company and its subsidiaries have good and marketable title to any real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement and the Prospectus or (B) would not, singly or in the aggregate, reasonably be expected to materially adversely affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(aa) Tax Law Compliance. The Company and its subsidiaries have filed all tax returns that are required to have been filed by them pursuant to applicable foreign, federal, state, local or other law except insofar as the failure to file such returns would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established in accordance with IFRS or U.S. GAAP, as applicable, by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(bb) Company Not an “Investment Company”. The Company is not required, and upon the issuance and sale of the Placement Shares and the deposit with the Depositary of the Underlying Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(cc) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as the Company reasonably believes is generally maintained by similarly situated companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(dd) No Price Stabilization or Manipulation. The Company has not taken, directly or indirectly, in relation to the offering of the Securities or otherwise, any action or engaged in any course of conduct in breach of, and has taken adequate measures and has adequate procedures in place in order to ensure compliance with, and none of the issue of the Securities, the sale of the Securities and the consummation of the transactions contemplated by this Agreement will constitute a violation by the Company of, any applicable European Union, Denmark, U.S. or any other relevant jurisdiction “insider dealing,” “insider trading” “market abuse” or similar legislation and, so far as the Company is aware, no person acting on its behalf has breached or is in breach of any relevant market abuse or insider trading law or regulation, including any reporting obligations to the Commission, the Danish FSA or any other authority.

The Company has not taken, nor will the Company take, directly or indirectly, any action which is designed, or would be reasonably expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of applicable laws, including Regulation M under the Exchange Act, or contravene the principles and procedures set out in the Market Abuse Regulation and its implementing rules with respect to stabilization.

(ee) Related Party Transactions. There are no material business relationships or related-party transactions involving the Company or any subsidiary or any other person outside the ordinary course of business required to be described in the Prospectus which have not been described as required.

(ff) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the United Kingdom Bribery Act 2010, as amended or any other anti-bribery or anticorruption statute or regulation, in each case to the extent such laws or regulations are applicable to the Company and its subsidiaries (collectively, “Anti-Bribery Laws”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Anti-Bribery Laws and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the Anti-Bribery Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(gg) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(ii) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rules 13-a15 and 15d-15 under the Exchange Act and a system of internal accounting controls designed to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS or U.S. GAAP, as applicable, and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially and adversely affected the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(jj) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) with which the Company is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(kk) Compliance with Environmental Laws. Except as described in the Registration Statement and the Prospectus or would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of health and safety (including occupational health and safety), sustainability, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), natural resources or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of, or exposure to, chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, radioactive substances, petroleum, petroleum products, asbestos-containing materials, greenhouse gases or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge, emission or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations, registrations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(ll) Intellectual Property. The Company and its subsidiaries own or possess, have a valid license to, or can acquire on reasonable terms, all patents, patent applications, statutory invention rights, community designs, invention disclosures, rights in utility models and industrial designs, inventions, registered and unregistered copyrights (including copyrights in software), trademarks, service marks, business names, trade names, logos, slogans, trade dress, design rights, Internet domain names, social media accounts, any other designations of source or origin, intellectual property rights in technology, software, data and know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), and any applications (including provisional applications), registrations, or renewals for any of the foregoing, together with the goodwill associated with any of the foregoing, rights to publicity and privacy and/or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them and as proposed to be operated as described in the Registration Statement and the Prospectus, except where such failures would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change. (i) Neither the Company nor any of its subsidiaries has received any notice of nor has engaged in any infringement, misappropriation or other violation of or conflict regarding any Intellectual Property of any third party, (ii) there is no pending or threatened action, suit, proceeding or claim regarding the subject matter of the foregoing clause (i) and (iii) the Company and its subsidiaries are unaware of any facts or circumstances which would form a reasonable basis for any such claim. (a) All Intellectual Property owned by or exclusively licensed to the Company or any of its subsidiaries (such Intellectual Property, the “Company Intellectual Property”) is valid, subsisting and enforceable, (b) there is no pending or threatened action, suit, proceeding or claim by any third party challenging the Company’s or its subsidiaries’ rights in, or the validity, ownership, registrability, enforceability or scope of, any such Company Intellectual Property and (c) the Company and its subsidiaries are unaware of any facts or circumstances which would form a reasonable basis for any such claim. No third party is infringing, misappropriating or otherwise violating any of the Company Intellectual Property and there is no pending or threatened action, suit, proceeding or claim by the Company or any of its subsidiaries against a third party regarding the foregoing. (1) The Company and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property material to the business of the Company or its subsidiaries has been licensed to the Company or its subsidiaries, (2) neither the Company nor any of its subsidiaries has received any written notice alleging any such non-compliance and (3) all such agreements are in full force and effect. No Intellectual Property has been obtained or is being used by the Company or its subsidiaries in violation of any material contractual obligations binding on the Company or such subsidiaries or in violation of any contractual rights of any person. All Company Intellectual Property has been duly maintained and is in full force and effect and there are no material defects in, including in connection with the filing and prosecution of, any of the Company Intellectual Property. Each person who is or was an employee or contractor of the Company or any of its subsidiaries and who is, was or is expected to be involved in the creation or development of any Intellectual Property for or on behalf of the Company or such subsidiaries has executed a valid written agreement effectively assigning to the Company or any of its subsidiaries all of such person’s rights in and to such Intellectual Property and no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any agreement with or covenant to a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries. The Company and its subsidiaries have taken all reasonable steps necessary to maintain and protect the confidentiality of the material trade secrets and other material confidential Intellectual Property used in connection with the business of the Company and its subsidiaries and the confidentiality of such material trade secrets and material confidential Intellectual Property has not been compromised or disclosed to or accessed by any third party except pursuant to appropriate nondisclosure and confidentiality agreements. No university, military, educational institution, research center, Governmental Authority or other organization has funded, sponsored or contributed to research and development conducted in connection with the business of the Company or any of its subsidiaries that (i) has any claim of right to, ownership of or other lien on any Company Intellectual Property or (ii) would affect the proprietary nature of any Company Intellectual Property or restrict the ability of the Company or any of its subsidiaries to enforce, license or exclude others from using any Company Intellectual Property.

(mm) Listing. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The ADSs and Ordinary Shares are registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act, the ADSs are listed on the Nasdaq and the Ordinary Shares are listed on Nasdaq Copenhagen and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the ADSs or the Ordinary Shares under the Exchange Act or delisting the ADSs from Nasdaq or Ordinary Shares from Nasdaq Copenhagen, nor has the Company received any notification that the Commission, Nasdaq or Nasdaq Copenhagen, as applicable, is contemplating terminating such registration or listing. All of the Securities that have been or may be sold under this Agreement have been approved for listing on Nasdaq or will be approved for listing on Nasdaq Copenhagen, as applicable, subject to official notice of issuance, it being agreed and understood that listing on Nasdaq Copenhagen of the Underlying Shares relating to any Placement Shares will occur on a monthly basis or within such shorter period as agreed with Nasdaq Copenhagen. The Company has taken all necessary actions to ensure that, upon and at all times after the Nasdaq or Nasdaq Copenhagen, as applicable, shall have approved the Placement Shares or the relating Underlying Shares (as applicable) for listing, it will be in compliance with all applicable corporate governance requirements set forth in the applicable exchange’s listing rules that are then in effect.

(nn) Brokers. Except for Cowen, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(oo) No Outstanding Loans or Other Indebtedness. Except as described in the Prospectus, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them.

(pp) Lending Relationship. The Company (i) does not have any material lending or other relationship with Cowen or its affiliates and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of Cowen.

(qq) No Reliance. The Company has not relied upon Cowen or legal counsel for Cowen for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

(rr) Information Technology, Cybersecurity and Data Protection. (A) To the Company’s knowledge, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including personally identifiable information or protected health information as required by any Healthcare Laws (as defined below) and the data and information of their respective patients, customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company or its subsidiaries, and any such data processed or stored by third parties on behalf of the Company or its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) except where such breaches, incidents, unauthorized access or disclosure or other compromise of the IT Systems and Data would not reasonably be expected to, singly or in the aggregate, be material to the Company; (B) neither the Company nor its subsidiaries have been notified of, nor have any knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure of or other compromise to their IT Systems and Data except where such event or condition would not reasonably be expected to, singly or in the aggregate, be material to the Company and to the Company’s knowledge, no Party has claimed or threatened to claim compensation from the Company or any of its subsidiaries for breaches of IT Systems and Data; and (C) the Company and its subsidiaries have implemented commercially reasonable controls, policies, procedures, and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy, disaster recovery and security of their IT Systems and Data. To the Company’s knowledge, the IT Systems and Data are adequate and operational for, in accordance with their documentation and functional specifications, the business of the Company and its subsidiaries as now operated as described in the Registration Statement and the Prospectus. The Company and its subsidiaries are in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, and contractual obligations governing the privacy and security of IT Systems and Data, including the collection, use, transfer, processing, disposal, disclosure, handling, storage and analysis of personally identifiable information, protected health information, and information identifiable to a consumer of the Company, its subsidiaries and any third parties in their possession (“Sensitive Company Data”). The Company and its subsidiaries have taken all commercially reasonable steps necessary to maintain the security of the Sensitive Company Data. The Company and its subsidiaries have not received any written notice, claim, complaint, demand or letter from any person or Governmental Authority in respect of their businesses under applicable Data Protection Laws (as defined below) regarding misuse, loss, unauthorized destruction or unauthorized disclosure of any Sensitive Company Data. To the Company’s knowledge, there has been no unauthorized or illegal use of or access to any Sensitive Company Data by any third party except where such unauthorized or illegal use of or access to any Sensitive Company Data would not reasonably be expected to, singly or in the aggregate, be material to the Company. The Company and its subsidiaries have not been required to notify any individual or data protection authority of any information security breach, compromise or incident involving Sensitive Company Data and, to the Company’s knowledge, are not the subject of any inquiry or investigation by any Governmental Authority or data protection authority regarding any of the foregoing.

“Data Protection Laws” means all laws applicable to the Company or its subsidiaries governing data protection and data privacy, including, to the extent applicable: (i) the Data Protection Act 2018; (ii) the General Data Protection Regulation (EU) 2016/679 (“GDPR”) and all applicable national laws implementing or supplementing the GDPR and all related national laws, regulations and secondary legislation; and (iii) the Privacy and Electronic Communications (EC Directive) Regulations 2003 (SI 2003/2426) and all other applicable laws, regulations and secondary legislation implementing European Directive 2002/58/EC, in each case as amended, replaced or updated from time to time, and together with any subordinate or related legislation made under any of the foregoing.

(ss) ERISA Compliance. The Company and its subsidiaries and any “Employee Benefit Plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations promulgated thereunder (collectively, “ERISA”)) for which the Company, its subsidiaries or its or their “ERISA Affiliates” (as defined below) would have any liability (each, a “Plan”) are in compliance in all material respects with ERISA and each Plan has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”). “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any Plan. No Plan, if such Plan were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA), as the fair market value of the assets under each Plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan). Neither the Company, its subsidiaries nor any of its or their ERISA Affiliates has incurred or reasonably expects to incur any obligation or liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Plan, (ii) Sections 412 and 430, 4971, 4975 or 4980B of the Code or (iii) Sections 302 and 303, 406, 4063 and 4064 of ERISA. Each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. There is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental or foreign regulatory entity or agency with respect to any Plan that could reasonably be expected to result in liability to the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries have any “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106).

(tt) Regulatory Matters. (i) Neither the Company nor its subsidiaries has received any written notice of adverse filing, warning letter, untitled letter or other correspondence or notice from the FDA, the EMA or other relevant regulatory authorities, or any other court or arbitrator or federal, state, local or foreign governmental or regulatory authority, alleging or asserting material non-compliance with the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), as amended, and the regulations promulgated thereunder (the “FFDCA”), the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion law (42 U.S.C. § 1320a-7), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and any and all other similar state, local, federal or foreign law or regulations promulgated pursuant to such laws, including all laws and regulations applicable to ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of the Company’s products, each as amended from time to time (collectively, “Healthcare Laws”); (ii) the Company and its subsidiaries are and have been in compliance in all material respects with applicable Healthcare Laws; (iii) neither the Company nor its subsidiaries received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any U.S. or non-U.S. federal, national, state, local or other governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization (each, a “Governmental Authority”) or third party alleging that any product operation or activity is in violation of any Healthcare Laws and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened; (iv) the Company and its subsidiaries have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by applicable Healthcare Laws, and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission); (v) neither the Company nor its subsidiaries or any of their respective directors, officers, employees or agents is or has been debarred, suspended or excluded, or has been convicted of any crime or engaged in any conduct that would result in a debarment, suspension or exclusion from any federal or state government health care program or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion; and (vi) the Company is not a party to and the Company does not have any ongoing reporting obligations pursuant to, any court order, injunction, ruling, or consent or party to any judgment, decree or settlement, including, without limitation, any corporate integrity agreements, deferred prosecution agreements, certification of compliance agreement, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or civil monetary penalties imposed by an Governmental Authority, in each case under or in any way relating to Healthcare Laws. The Company and its subsidiaries have not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with any Governmental Licenses required by any Healthcare Laws, except as for such non-compliance as would not be reasonably expected, singly or in the aggregate, to result in a Material Adverse Change.

(uu) Research Studies and Trials. (A) The pre-clinical, clinical and other studies and trials conducted by, on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries has participated, that are described in, or the results of which are referred to in, the Registration Statement and the Prospectus, as applicable, were, and if still pending are, being conducted in accordance with the experimental protocols established for each study or trial, as well as any conditions of approval and policies imposed by any institutional review board, ethics review board or committee responsible for the oversight of such studies and trials, all accepted professional and scientific standards, and all applicable local, state and federal laws, rules and regulations of the FDA, the EMA and comparable drug regulatory agencies outside of the United States to which they are subject (such institutional review boards, ethics review boards, committees, the FDA, the EMA or any comparable regulatory agencies, collectively, the “Regulatory Authorities”) and all other applicable Healthcare Laws, except for such failure to conduct such studies and trials that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change; (B) the descriptions in the Registration Statement and the Prospectus of the results of such studies and trials are accurate and not misleading in all material respects with respect to the portions of such studies and trials being described and fairly present the data derived from such studies or trials; (C) the Company has no knowledge of any other studies or trials not described in the Registration Statement and the Prospectus, the results of which are inconsistent with or reasonably call into question the results described or referred to in the Registration Statement and the Prospectus when viewed in the context in which such results are described and the current state of development; and (D) neither the Company nor its subsidiaries have received any written notice, correspondence or other communications from the Regulatory Authorities requiring or threatening (i) the termination or suspension or clinical hold of any studies or trials that are described in, or the results of which are referred to in, the Registration Statement and the Prospectus, except for such termination, suspension or clinical hold that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change, or (ii) the modification of any studies or trials that would cause them to differ from their descriptions in the Registration Statement and the Prospectus, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or tests, and, to the Company’s knowledge, there are no reasonable grounds for the same, except for such modifications that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(vv) Healthcare Products Manufacturing. The manufacture of the Company’s and its subsidiaries’ products by or on behalf of the Company and its subsidiaries is being conducted in compliance in all material respects with all applicable Healthcare Laws, including, without limitation, the FDA’s current good manufacturing practice regulations, and, to the extent applicable, the respective counterparts thereof promulgated by the EMA and governmental authorities in countries outside the United States. Neither the Company nor any of its subsidiaries has had any manufacturing site (whether Company-owned, subsidiary-owned or that of a third party manufacturer for the Company’s or its subsidiaries’ products) subject to a governmental authority (including FDA or EMA) shutdown or import or export prohibition, nor received any FDA, EMA or other governmental authority “warning letters,” or “untitled letters” alleging or asserting material non-compliance with any applicable Healthcare Laws, requests to make material changes to the Company’s or its subsidiaries’ products, processes or operations, or similar correspondence or notice from the FDA, EMA or other governmental authority alleging or asserting material non-compliance with any applicable Healthcare Laws, other than those that have been satisfactorily addressed and/or closed with the FDA, EMA or other governmental authority. To the knowledge of the Company, neither the FDA, EMA nor any other governmental authority is considering such action.

(ww) No Safety Notices. (i) There have been no recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company’s or its subsidiaries’ products (“Safety Notices”) and (ii) there are no facts that would be reasonably likely to result in (x) a Safety Notice with respect to the Company’s or its subsidiaries’ products, or (y) a material change in labeling of any of the Company’s or its subsidiaries’ products or (z) a termination or suspension of testing of any of the Company’s product candidates.

(xx) Statistical and Market-Related Data. Any statistical and market-related data included or incorporated by reference in the Registration Statement or the Prospectus are based on or derived from sources that the Company reasonably believes, to be reliable and accurate in all material respects.

(yy) No Rated Securities. Neither the Company nor its subsidiaries have any debt securities or preferred shares that are rated by any “nationally recognized statistical rating agency” (as defined in Section 3(a)(62) of the Exchange Act).

(zz) Transfer Taxes. No stamp duty, stamp duty reserve, registration, issuance, transfer taxes or other similar taxes, duties, fees or charges (“Transfer Taxes”) are payable or required to be paid by or on behalf of Cowen in or under the laws of Denmark or any political subdivision, authority or agency thereof or therein having power to tax in connection with (i) the execution and delivery of this Agreement, (ii) the issuance of the Placement Shares in the manner contemplated by this Agreement, (iii) the deposit with the Depositary of the Underlying Shares against the issuance of ADSs and ADRs evidencing the same in the manner contemplated by this Agreement and the Deposit Agreement, or (iv) the subscription of the Underlying Shares by Cowen and the sale and delivery by Cowen of the Placement Shares to purchasers thereof in the manner contemplated by this Agreement. For the avoidance of doubt, income taxes, capital gains taxes and taxes on dividends shall not be considered “Transfer Taxes.”

(aaa) PFIC Status. Based on the current and anticipated value of its assets and the nature and composition of its income and assets, and subject to the qualifications set forth in the Registration Statement and the Prospectus, the Company does not expect to be a “passive foreign investment company” within the meaning of Section 1297 of the Code for the taxable year ending June 30, 2021.

(bbb) Validity of Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law subject to Danish public policy (“ordre public”) and subject to the mandatory rules of the laws of any country with which this offering has a significant connection, if and in so far as under the laws of that country those rules must be applied notwithstanding the choice of law (cf. Article 3 (3), Article 7 and Article 16 of the Convention on the Law Applicable to Contractual Obligations dated June 19, 1980 (the “Rome Convention”) as implemented in Denmark by Danish Act No. 139 of February 17, 2014).

(ccc) Appointment of Process Agent. The appointment by the Company of an agent for service of process in New York is valid and binding upon the Company. However, it is not certain under Danish law that a power of attorney (including the appointment of an agent for service of process) can be made irrevocable. Therefore, it must be assumed that all powers of attorney are revocable. In addition, if a grantor enters into bankruptcy proceedings, all powers of attorney given by it will be revoked at the end of the day on which the notice of the bankruptcy was published in the Danish Official Gazette (Statstidende) and third parties cannot rely on the power of attorney from the time they became aware or should have become aware of the bankruptcy proceedings.

(ddd) No Immunity. Neither the Company nor any of its subsidiaries nor any of their respective properties, assets or revenues has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Kingdom of Denmark. The irrevocable and unconditional waiver and agreement of the Company contained in Section 17 of this Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the Kingdom of Denmark.

Any certificate signed by an officer of the Company and delivered to Cowen or to counsel for Cowen pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company to Cowen as to the matters set forth therein.

The Company acknowledges that Cowen and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to Cowen, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

7. Covenants of the Company. The Company covenants and agrees with Cowen that:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by Cowen under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify Cowen promptly of the time when any subsequent amendment to the Registration Statement or ADS Registration Statement, as applicable, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement, ADS Registration Statement or Prospectus or for additional information, (ii) the Company will prepare and file with the Commission, promptly upon Cowen’s request, any amendments or supplements to the Registration Statement, the ADS Registration Statement or Prospectus that, in Cowen’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by Cowen (provided, however, that (A) the failure of Cowen to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Cowen’s right to rely on the representations and warranties made by the Company in this Agreement), (B) the Company has no obligation to provide Cowen any advance copy of such filing or to provide Cowen an opportunity to object to such filing if the filing does not name Cowen and does not relate to the transactions herein, and (C) other than Cowen’s rights and obligations set forth in Section 9, the only remedy that Cowen shall have with respect to the failure by the Company to provide Cowen with such copy or the filing of such amendment or supplement shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement, the ADS Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Securities or a security convertible into the Ordinary Shares unless a copy thereof has been submitted to Cowen within a reasonable period of time before the filing and Cowen has not reasonably objected thereto (provided, however, that the failure of Cowen to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Cowen’s right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to Cowen at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement, ADS Registration Statement or Prospectus, except for those documents available via EDGAR; (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act, and (v) during the term of this Agreement, the Company will notify Cowen if at any time the Registration Statement or ADS Registration Statement shall no longer be effective as a result of the passage of time pursuant to Rule 415 under the Securities Act or otherwise.

(b) Notice of Commission Stop Orders. The Company will advise Cowen, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c) Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by Cowen under the Securities Act with respect to a pending sale of the Placement Shares, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates (taking into account any extensions available under the Exchange Act) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement, the ADS Registration Statement or Prospectus to comply with the Securities Act, the Company will as promptly as practicable notify Cowen to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement, the ADS Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, that, the Company may delay the filing of any amendment or supplement, if in the judgment of the Company, it is in the best interest of the Company, during which time of delay of Cowen shall be under no obligation to make any sales of Placement Shares hereunder.

(d) Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by Cowen under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Underlying Shares relating to any Placement Shares to be listed on Nasdaq Copenhagen within 30 days of issuance, or such shorter period as agreed with Nasdaq Copenhagen, and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as Cowen reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

(e) Delivery of Registration Statement and Prospectus. The Company will furnish to Cowen and its counsel (at the expense of the Company) copies of the Registration Statement, the ADS Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement, the ADS Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the

Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as Cowen may from time to time reasonably request and, at Cowen’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to Cowen to the extent such document is available on EDGAR.

(f) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current interim period, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

(g) Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11 hereunder, will pay the following expenses all incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Placement Shares, (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for Cowen in connection therewith shall be paid by Cowen except as set forth in (ix) below), (iv) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to Cowen, including any share or other Transfer Taxes and any stamp or other duties payable upon deposit of the Underlying Shares with the Depositary in accordance with the terms of the Deposit Agreement against the issuance of ADSs and any ADRs evidencing the same or the sale, issuance or delivery of the Securities to Cowen, (v) the fees and expenses of any transfer agent, or registrar and/or depositary for the Securities, (vi) the printing and delivery to Cowen of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (vii) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on Nasdaq, (viii) the filing fees and expenses, if any, of the Commission, (ix) the filing fees and associated legal expenses of Cowen’s outside counsel for filings with the FINRA Corporate Financing Department, such legal expense reimbursement not to exceed $10,000 and (x) the reasonable fees and disbursements of Cowen’s counsel in an amount not to exceed $75,000.

(h) Use of Proceeds. The Company will use the net proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i) Notice of Other Sales. During the pendency of any Placement Notice given hereunder, the Company shall provide Cowen notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Ordinary Shares or ADSs (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for any Ordinary Shares or ADSs, warrants or any rights to purchase or acquire the Ordinary Shares or ADSs; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of any Ordinary Shares or ADSs, options to purchase any Ordinary Shares or ADSs or Ordinary Shares or ADSs

issuable upon the exercise of options or other equity awards pursuant to any share option, share bonus or other share plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets, (iii) the issuance or sale of any Ordinary Shares or ADSs pursuant to any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to Cowen in advance (iv) the issuance or sale of any Ordinary Shares or ADSs issuable upon the exchange, conversion or redemption of securities or the exercise of warrants, options or other rights in effect or outstanding or (v) Ordinary Shares or ADSs or securities convertible into or exercisable for Ordinary Shares or ADSs, offered and sold in a privately negotiated transaction to vendors, customers, strategic partners or potential strategic partners and otherwise conducted in a manner so as not to be integrated with the offering of the shares of Ordinary Shares or ADSs hereby.

(j) Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice for the sale of Placement Shares, advise Cowen promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Cowen pursuant to this Agreement.

(k) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by Cowen or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents electronically and senior corporate officers, during regular business hours and at the Company’s principal offices, or such other location mutually agreeable by the parties, as Cowen may reasonably request.

(l) Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing under Rule 424(b), a “Filing Date”), which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through or to Cowen, the net proceeds to the Company and the compensation payable by the Company to Cowen with respect to such Placement Shares and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market. The Company shall disclose in its quarterly and annual reports that include consolidated financial statements as of and for the same period or periods, the number of the Placement Shares sold through Cowen under this Agreement, the net proceeds to the Company from the sale of the Placement Shares and the compensation paid by the Company with respect to sales of the Placement Shares pursuant to this Agreement during the relevant period.

(m) Representation Dates; Certificate. On or prior to the First Delivery Date and each time the Company (i) amends or supplements the Registration Statement, the ADS Registration Statement or the Prospectus relating to the Placement Shares (other than a prospectus supplement filed in accordance with Section 7(l) of this Agreement) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement, the ADS Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 20-F or Form 10-K, as applicable, under the Exchange Act; (iii) files its half-year consolidated financial statements on Form 6-K under the Exchange Act; (iv) files a quarterly report on Form 10-Q under the Exchange Act; or (v) files a report on Form 6-K or Form 8-K, as applicable, containing amended financial information (other than an earnings release) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”); the Company shall furnish Cowen with a certificate, in the form attached hereto as Exhibit 7(m) within three (3) Trading Days of any Representation Date if requested by Cowen. The requirement to provide a certificate under this Section 7(m) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such period shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide Cowen with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or Cowen sells any Placement Shares, the Company shall provide Cowen with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice.

(n) Legal Opinions. (i) On or prior to the First Delivery Date and within three (3) Trading Days of each Representation Date that is related to filling of an annual report under the Exchange Act as referenced in Section 7(m)(ii) with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause to be furnished to Cowen a written opinion of (i) Cooley LLP, U.S. counsel for the Company (“U.S. Company Counsel”) and (ii) Gorrissen Federspiel Advokatpartnerselskab, Danish counsel for the Company (“Danish Company Counsel”), each in form and substance reasonably satisfactory to Cowen and its counsel; (ii) on or prior to the First Delivery Date and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause to be furnished to Cowen (A) a negative assurance letter of U.S. Company Counsel, in form and substance reasonably satisfactory to Cowen and its counsel, dated the date that the negative assurance is required to be delivered, modified as necessary, related to the Registration Statement, the ADS Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, U.S. Company Counsel may furnish Cowen with a letter (a “Reliance Letter”) to the effect that Cowen may rely on a prior opinion delivered under this Section 7(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement, the ADS Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(o) Comfort Letter. On or prior to the First Delivery Date and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause its independent accountants to furnish Cowen letters (the “Comfort Letters”), dated the date such Comfort Letters are delivered, in form and substance satisfactory to Cowen, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to Cowen in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the ADS Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(p) Chief Financial Officer’s Certificate. On or prior to the First Delivery Date, the Company shall have delivered to Cowen a certificate executed by the Chief Financial Officer of the Company (“CFO Certificate”), dated as of such date, in form and substance satisfactory to Cowen and its counsel, unless the requirement to provide a CFO certificate under this Section 7(p) is waived by Cowen.

(q) Authorization. Upon delivery of each Placement Notice, the Company will ensure that the Chief Executive Officer of the Company is duly authorized by the General Meeting and the Board to decide on the issue of the Underlying Shares relating to the Placement Shares covered by the Placement Notice subject to the conditions set forth therein and that any relevant pre-emption rights will have been disapplied in relation to the issue of those Underlying Shares. Upon each Settlement Date, the Underlying Shares to be allotted on that Settlement Date relating to the Placement Shares will be duly authorized by the Company.

(r) Issuance of ADSs. The Company will, at or prior to any Settlement Date, facilitate the issue of the Underlying Shares to Danske Bank A/S, the custodian for the Depositary (the “Custodian”) in accordance with Schedule 4 hereto and the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that the ADSs will be issued by the Depositary against receipt of such Underlying Shares and delivered to Cowen on any Settlement Date.

(s) DTC. The Company will comply with the terms of this Agreement and the Deposit Agreement for the Depositary to issue the ADSs and deliver to Cowen’s participant account held with DTC on any Settlement Date.

(t) Tax Indemnity. The Company will indemnify and hold harmless Cowen against any Transfer Taxes imposed by the laws of the Kingdom of Denmark, including any interest and penalties, which are required to be paid on (i) the execution and delivery of this Agreement, (ii) the issuance of the Underlying Shares in the manner contemplated by this Agreement, (iii) the deposit with the Depositary of the Underlying Shares in accordance with the terms of the Deposit Agreement against the issuance of ADSs and ADRs evidencing the same in the manner contemplated by this Agreement and the Deposit Agreement, or (iv) the subscription of the Underlying Shares by Cowen and the sale and delivery by Cowen of the ADSs to purchasers thereof in the manner contemplated by this Agreement. For the avoidance of doubt, income taxes, capital gains taxes and taxes on dividends shall not be considered “Transfer Taxes.”

(u) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares or (ii) sell, bid for, or purchase the Placement Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Placement Shares other than Cowen; provided, however, that the Company may bid for and purchase its Ordinary Shares or ADSs in accordance with Rule 10b-18 under the Exchange Act.

(v) Insurance. The Company and its subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for the business for which it is engaged.

(w) Compliance with Laws. The Company and each of its subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations would not reasonably be expected to result in a Material Adverse Change.

(x) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(y) Securities Act and Exchange Act. The Company will use its reasonable best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(z) No Offer to Sell. Other than the Prospectus and any Permitted Free Writing Prospectus, neither Cowen nor the Company (including its agents and representatives, other than Cowen in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(aa) Sarbanes-Oxley Act. The Company and its subsidiaries will use their reasonable best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(bb) Affirmation. Each Placement Notice delivered by the Company to Cowen shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to Cowen pursuant hereto are true and correct at the time of delivery of such Placement Notice, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the ADS Registration Statement and the Prospectus as amended and supplemented to the time of such Placement Notice acceptance).

8. Conditions to Cowen’s Obligations. The obligations of Cowen hereunder with respect to a Placement Notice will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by Cowen of a due diligence review satisfactory to Cowen in its reasonable judgment, and to the continuing satisfaction (or waiver by Cowen in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement and ADS Registration Statement shall be effective and shall be available for (i) all sales of Placement Shares issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Shares contemplated to be issued pursuant to any Placement Notice.

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement or ADS Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement, the ADS Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement, the ADS Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the ADS Registration Statement, the related Prospectus or such documents so that, in the case of the Registration Statement or the ADS Registration Statement it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. Cowen shall not have advised the Company that the Registration Statement, the ADS Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Cowen’s reasonable opinion, in consultation with outside counsel, is material, or omits to state a fact that in Cowen’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Change, on a consolidated basis, in the authorized share capital of the Company or any Material Adverse Change or any development that would reasonably be expected to result in a Material Adverse Change, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of Cowen (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e) Company Counsel Legal Opinions. Cowen shall have received the opinions of each of the U.S. Company Counsel and Danish Company Counsel (collectively, the “Company Counsel Legal Opinions”) required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such opinion is required pursuant to Section 7(n).

(f) Cowen Counsel Legal Opinions. Cowen shall have received from (i) Shearman & Sterling LLP, U.S. counsel for Cowen, and (ii) Plesner Advokatpartnerselskab, Danish counsel for Cowen, such opinions and negative assurance letters, as applicable, on or before the date on which the delivery of the Company Counsel Legal Opinions are required pursuant to Section 7(n), with respect to such matters as Cowen may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(g) Depositary’s Counsel Legal Opinion. Cowen shall have received from Emmet, Marvin & Martin, LLP, counsel for the Depositary, an opinion on or prior to the First Delivery Date in form and substance satisfactory to Cowen and its counsel.

(h) Comfort Letter. Cowen shall have received the Comfort Letter required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(o).

(i) Chief Financial Officer’s Certificate. Cowen shall have received the CFO Certificate required to be delivered pursuant to Section 7(p) on or before the date on which delivery of such CFO Certificate is required pursuant to Section 7(p), unless the requirement to provide a CFO certificate under Section 7(p) is waived by Cowen.

(j) Representation Certificate. Cowen shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(k) Secretary’s Certificate. On or prior to the First Delivery Date, Cowen shall have received a certificate, signed on behalf of the Company by its corporate secretary, in form and substance satisfactory to Cowen and its counsel.

(l) No Suspension. Trading in the Ordinary Shares or ADSs shall not have been suspended on Nasdaq Copenhagen or Nasdaq, respectively.

(m) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to Cowen such appropriate further information, certificates and documents as Cowen may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company will furnish Cowen with such conformed copies of such opinions, certificates, letters and other documents (other than any opinion contemplated by Section 8(f)), as Cowen shall have reasonably requested.

(n) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(o) Approval for Listing. The Underlying Shares relating to any Placement Shares shall upon registration with the Danish Business Authority be approved for listing and be listed on Nasdaq Copenhagen within 30 days or such shorter period as agreed with Nasdaq Copenhagen.

(p) Effective Deposit Agreement. For each Settlement Date, the Deposit Agreement shall be in full force and effect. The Company and the Depositary shall have taken all action necessary to permit the deposit of the Underlying Shares relating to the Placement Shares and the issuance of the ADSs in accordance with the Deposit Agreement.

(q) Deposit of Ordinary Shares. The Underlying Shares relating to the Placement Shares will, at the relevant Settlement Date, be issued to, and deposited with, the Depositary in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that ADSs representing such Ordinary Shares will be issued by the Depositary against receipt of such Ordinary Shares.

(r) Depositary’s Certificate. For each Settlement Date, the Depositary shall have furnished or caused to be furnished to Cowen, in form and substance satisfactory to Cowen, of one of its authorized officers with respect to the deposit with the Depositary of the Underlying Shares, the issuance of the ADSs, the execution, issuance, countersignature and delivery of any ADRs evidencing such ADSs related to the Placement Shares pursuant to the Deposit Agreement and such other matters related thereto as Cowen may reasonably request.

(s) No Termination Event. There shall not have occurred any event that would permit Cowen to terminate this Agreement pursuant to Section 11(a).

9. Indemnification and Contribution.

(a) Company Indemnification. The Company agrees to indemnify and hold harmless Cowen, the directors, officers, partners, employees and agents of Cowen and each person, if any, who (i) controls Cowen within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with Cowen from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable and documented investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), within 30 days of the written receipt of the documented expenses by the indemnifying party, to which Cowen, or any such person, may become subject under the Securities Act, the

Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus or in any free writing prospectus, or (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused directly or indirectly by an untrue statement or omission made in reliance upon and in conformity with the Agent’s Information. “Agent’s Information” means, solely, the following information: the fifth paragraph and the last sentence of the eighth paragraph under the caption “Plan of Distribution” in the Prospectus Supplement. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) Cowen Indemnification. Cowen agrees to indemnify and hold harmless the Company and its directors and each officer of the Company that signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent’s Information.

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable and documented costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the reasonable and documented fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable and documented fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction (in addition to any local counsel) at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party within 30 days of the written receipt of the documented expenses by the indemnifying party. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or Cowen, the Company and Cowen will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than Cowen, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and Cowen may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and Cowen on the other. The relative benefits received by the Company on the one hand and Cowen on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by Cowen from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and Cowen, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Cowen, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Cowen agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), Cowen shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of Cowen, will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of Cowen, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11. Termination.

(a) Cowen shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Change, or any development that could reasonably be expected to result in a Material Adverse Change has occurred that, in the reasonable judgment of Cowen, may materially impair the ability of Cowen to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder, or (iii) any other condition of Cowen’s obligations hereunder is not fulfilled, or (iv), any suspension or limitation of trading in the Placement Shares or in securities generally on Nasdaq shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery), Section 16 (Governing Law), Section 17 (Consent to Jurisdiction; Waiver of Immunity), Section 18 (Waiver of Jury Trial) and Section 19 (Currency) hereof shall remain in full force and effect notwithstanding such termination. If Cowen elects to terminate this Agreement as provided in this Section 11(a), Cowen shall provide the required notice as specified in Section 12 (Notices).

(b) The Company shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16, Section 17, Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(c) Cowen shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16, Section 17, Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through Cowen on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(g), Section 9, Section 10, Section 16, Section 17, Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 16, Section 17, Section 18 and Section 19 shall remain in full force and effect.

(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Cowen or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

12. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to Cowen, shall be delivered to Cowen at Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, fax no. 646-562-1130, Attention: General Counsel, email: Bradley.friedman@cowen.com, with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, attention: Ilir Mujalovic; or if sent to the Company, shall be delivered to Orphazyme A/S, Ole Maaløes Vej 3, DK-2200 Copenhagen N, Denmark, attention: Chief Financial Officer, with a copy to Cooley

LLP, 55 Hudson Yards, New York, New York 10001, attention: Joshua A. Kaufman and to Gorrissen Federspiel Advokatpartnerselskab, Axel Torv 2, 1608 Copenhagen V, Denmark, attention: Rikke Schiøtt Petersen. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day (as defined below), or, if such day is not a Business Day on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Nasdaq and commercial banks in the City of New York and Nasdaq Copenhagen and commercial banks in Copenhagen are open for business.

13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and Cowen and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that Cowen may assign its rights and obligations hereunder to an affiliate of Cowen without obtaining the Company’s consent.

14. Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Ordinary Shares or ADSs.

15. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and Cowen. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

17. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Orphazyme US, Inc. located at 180 North Lasalle Street, Suite 3475, Chicago, Illinois 6060 as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

18. Waiver of Jury Trial. The Company and Cowen each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

19. Currency. To the fullest extent permitted by law, the obligations of the Company in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased falls short of the amount originally due, the Company will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

20. Withholding Taxes; VAT. All payments by the Company under this Agreement will be made free and clear of, and without deduction or withholding for or on account of, any taxes, and shall be exclusive of any value added tax or any other tax of a similar nature (“VAT”)

which is chargeable thereon. If any taxes are required by the laws of the Kingdom of Denmark to be deducted or withheld in connection with such payments, the Company will increase the amount paid as may be necessary so that Cowen, after such deduction or withholding, will receive the same amount it would have received under this Agreement had no such deduction or withholding been made; provided that no additional amounts shall be payable in respect of any tax (i) imposed due to some connection of Cowen with the Kingdom of Denmark other than a connection arising solely from activities contemplated by this Agreement or (ii) that would not have been imposed but for the failure of Cowen to comply with, upon reasonable request by the Company, any reasonable certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Kingdom of Denmark if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in such taxes. If any VAT is or becomes chargeable by the Kingdom of Denmark in respect of any such payment, the Company shall pay in addition the amount of such VAT (at the same time and in the same manner as the payment to which such VAT relates). For the avoidance of doubt, all amounts charged by Cowen or for which Cowen is to be reimbursed will be invoiced and payable together with VAT, where applicable. In case VAT has been charged in respect of any cost, charge or expense, incurred by Cowen and for which Cowen is to be reimbursed, the Company shall be obligated to reimburse Cowen for such VAT.

21. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) Cowen has been retained solely to act as sales agent to the Company in connection with the sale of the Placement Shares contemplated hereby and that no fiduciary, advisory or agency relationship between the Company and Cowen has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether Cowen has advised or is advising the Company on other matters;

(b) the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Company has been advised that Cowen and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that Cowen has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) the Company waives, to the fullest extent permitted by law, any claims it may have against Cowen, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that Cowen shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, partners, employees or creditors of the Company.

22. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or electronic transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act (N.Y. State Tech. §§ 301-309), the New York Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and Cowen, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and Cowen.

Very truly yours,

COWEN AND COMPANY, LLC

By:	/s/ Tanya Joseph
Name: Tanya Joseph
Title: Managing Director

ACCEPTED as of the date first-above written:

ORPHAZYME A/S

By:	/s/ Anders Vadsholt

Name:	Anders Vadsholt
Title:	Chief Financial Officer

By:	/s/ Catherine Moukheibir
Name: Catherine Moukheibir
Title: Director

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	[ ]
Cc:	[ ]
To:	[ ]
Date:	[ ]

Subject:	Cowen at the Market Offering—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement between Orphazyme A/S (the “Company”) and Cowen and Company, LLC (“Cowen”) dated November [    ], 2021 (the “Agreement”), I hereby request on behalf of the Company that Cowen sell up to [[    ] ADSs] [or $[        ] of ADSs], representing up to [                ] shares of the Company’s ordinary shares, nominal value DKK 1 per share of the Company, at a minimum market price of $         per ADS]. Sales should begin on the date of this Notice and shall continue until the earlier of (i) [closing of the Trading Day] of this Notice, (ii) [all ADSs are sold][the aggregate sales price of the ADSs reaches $[        ]].

The Settlement Date for sales of the ADSs shall be the second (2nd) Trading Day following the date on which sales of such ADSs are made.

The funds corresponding to a share capital increase shall be transferred to the Company’s USD account, designated by the Company, on or before the Settlement Date.

SCHEDULE 2

Notice Parties

Orphazyme A/S

Christophe Bourdon, Chief Executive Officer

Anders Vadsholt, Chief Financial Officer

Cowen and Company, LLC

Michael J. Murphy, Managing Director, Equity Capital Markets

William Follis, Managing Director, Equity Capital Markets

SCHEDULE 3

Compensation

Cowen shall be paid compensation equal to 3.0% of the gross proceeds from the sales of Placement Shares pursuant to the terms of this Agreement.

SCHEDULE 4

Settlement Mechanics

•

Payment of an aggregate subscription price for the Underlying Shares to be subscribed for by Cowen pursuant to each Placement Notice for each Settlement Date shall be made by Cowen by transfer in immediately available U.S. dollar-denominated funds to a USD account designated by the Company (the “Company’s USD Account”). The aggregate subscription price for such Underlying Shares must be available in the Company’s USD Account before any of the below steps are to be initiated.

•

Cowen shall provide documentation to Gorrissen Federspiel Advokatpartnerselskab, Danish counsel for the Company, documenting that the subscription price (gross amount) for the Underlying Shares are available in the Company’s USD Account.

•

The Company shall arrange for the capital increase relating to the Underlying Shares to be subscribed to be registered with the Danish Business Authority, noting that the capital increase cannot be registered with the Danish Business Authority until the payment of the subscription price for such Underlying Shares has been received in the Company’s USD Account.

•

Following receipt of instruction from the Company and documentation for the subscription price for the Underlying Shares provided by Cowen, the Company shall instruct Gorrissen Federspiel Advokatpartnerselskab, Danish counsel for the Company, to file for registration of the Underlying Shares with the Danish Business Authority on behalf of the Company.

•

Following receipt of the certificate of registration from the Danish Business Authority, the Company shall request its share issuing bank, Danske Bank A/S, (i) to issue the Underlying Shares in the permanent ISIN code DK0060910917 and, (ii) to deposit (whether manually or automatically), or cause the deposit of, such Underlying Shares with the Depositary through Danske Bank A/S, acting as custodian for the Depositary, on a free-of-payment basis and (iii) to register the Underlying Shares in the name of the Depositary.

•	Following receipt of instruction from the Company, the Company’s share issuing bank, Danske Bank A/S, shall issue the Underlying Shares through VP Securities A/S.

•

Following receipt of instruction from the Company and issue of the Underlying Shares by the Company’s share issuing agent, Danske Bank A/S shall deposit, or cause the deposit of, the Underlying Shares with the Depositary’s custodian bank, Danske Bank A/S on a deposit account to be identified on a free-of-payment basis and register the Underlying Shares in the name of the Depositary.

•

Danske Bank A/S, as custodian for the Depositary, notifies the Depositary in New York via a SWIFT message that the Underlying Shares have been deposited with the custodian. The Depositary confirms receipt of the SWIFT message.

•

The Company will deliver, or cause the delivery of, the ADSs to Cowen through the facilities of DTC registered in such names and in such denominations as Cowen may direct by notice in writing to the Company. The issue of the Underlying Shares and the delivery of the ADSs will be evidenced by (x) a transcript from the Company’s register of shareholders duly updated to reflect the subscription of the Underlying Shares and (y) written confirmation from the Depositary of the deposit of the Underlying Shares with the Depositary and the delivery of the ADSs to Cowen.

•

Following delivery of the ADSs to Cowen, the Company shall instruct Cowen to release to the Company the total gross proceeds related to the Underlying Shares subscribed for by Cowen pursuant to each Placement Notice.

•

The Company shall wire to Cowen the commission payable to Cowen pursuant to Schedule 3 related to the Underlying Shares subscribed for by Cowen (the “Cowen Commission”), plus any additional amounts reimbursable by the Company to Cowen pursuant to this Agreement and not previously paid.

•

The Company shall confirm receipt of the total gross proceeds related to the Underlying Shares subscribed for by Cowen pursuant to each Placement Notice less the Cowen Commission and Cowen shall confirm receipt of the Cowen Commission.

•

On a monthly basis (i.e. no later than 30 days following a Placement), or within such shorter period as agreed with Nasdaq Copenhagen, the Company shall submit an application to Nasdaq Copenhagen for the admission to trading of any unlisted Underlying Shares on Nasdaq Copenhagen in the permanent ISIN code DK0060910917.

Exhibit 7(m)

OFFICER CERTIFICATE

The undersigned, the duly qualified and elected                     , of Orphazyme A/S, a public limited liability company (Aktieselskab) organized and existing under the laws of the Kingdom of Denmark (“Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(m) of the Sales Agreement dated November 4, 2021 (the “Sales Agreement”) between the Company and Cowen and Company, LLC, that to the best of the knowledge of the undersigned:

(i) The representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Change, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii) The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

By:
Name:
Title:

Date: